Exhibit 99.1

Butterfly Network Reports First Quarter 2021 Financial Results

Strong Revenue Growth Driven by Increased Demand for Butterfly Network’s Solution

Gross Margin Above 50% and Adjusted Gross Margin Above 45% Reflecting Benefits of the New Butterfly iQ+ Supply Chain

GUILFORD, Conn., and NEW YORK, May 13, 2021 -- Butterfly Network, Inc. (NYSE: BFLY) (“Butterfly”), an innovative digital health company that is working to democratize medical imaging and contribute to the aspiration of global health equity, today announced financial results for the quarter ended March 31, 2021 and provided a corporate update.

First Quarter 2021 Highlights:

●	Reported revenue of $12.4 million in the first quarter of 2021, compared to $8.7 million in the first quarter of 2020.
●	Reported gross profit of $6.4 million and a gross margin of 51.6%. Adjusted gross margin of 47.8%.
●	Made significant investments in the commercial team, including doubling the sales force, as the company continued to expand its market presence.
●	Built a dedicated commercial team around our veterinary solution, Butterfly iQ Vet.
●	Formed strategic collaborations with Sientra Health, a leading aesthetics company.

“This year is off to a great start with healthy growth and increased customer excitement about the insights delivered by Butterfly’s unique technology and our potential to advance medical imaging beyond current use cases,” said Dr. Todd Fruchterman, Butterfly’s President and Chief Executive Officer. “During the quarter we made excellent progress expanding our commercial and organizational capabilities, driving partnerships that expand our reach across different care settings and specialties, as well as creating a dedicated team to transform veterinary medicine.” Fruchterman added, “I am excited by the breadth of opportunities in front of us to democratize imaging, drive fundamental change in healthcare across care settings, and advance global health equity.”

First Quarter 2021 Financial Results

First quarter revenue increased 43.5% to $12.4 million from $8.7 million in the first quarter of 2020. Product revenue increased 33.1% to $9.6 million from $7.2 million in the first quarter of 2020. Subscription revenue increased 94.9% to $2.8 million from $1.5 million in the first quarter of 2020.

Gross profit for the first quarter of 2021 was $6.4 million, compared to a gross profit of negative $0.8 million in the first quarter of 2020. Adjusted gross profit, which includes a one-time adjustment for warranty accrual methodology, was $5.9 million.

Total gross margin for the quarter was 51.6%, compared to a negative 9.6% in the first quarter of 2020. Adjusted gross margin was 47.8%, compared to a negative 9.4% in the first quarter of 2020.

Operating expenses were $60.2 million, compared to $23.7 million in the first quarter of 2020, representing an increase of 154.1% primarily due to growth and changes in headcount and costs associated with our business combination.

Net loss was $0.7 million, compared to a net loss of $24.4 million during the first quarter of 2020.

EBITDA was a loss of $53.3 million in the first quarter of 2021, compared to a loss of $24.2 million in the first quarter of 2020. Adjusted EBITDA was a loss of $26.5 million during the first quarter of 2021, compared to a loss of $21.5 million in the first quarter of 2020.

Cash and cash equivalents and marketable securities were $545.3 million as of March 31, 2021.

2021 Financial Guidance

•	Revenue is expected to be approximately $76 million to $80 million, or approximately 64% to 73% growth year-over-year.

•	Gross margin is expected to be approximately 43% to 47%. Adjusted gross margin is expected to be approximately 42% to 46%.

•	Net loss is expected to be approximately $135 million to $155 million. Adjusted EBITDA loss is expected to be $140 million to $160 million.

A reconciliation of non-GAAP EBITDA and Adjusted EBITDA to net loss, Adjusted gross profit to gross profit, and Adjusted gross margin to gross margin for the 2021 financial guidance is provided in the financial schedules that are part of this press release. An explanation of these non-GAAP financial measures is also included below under the heading “Non-GAAP Financial Measures.”

Butterfly may incur charges, realize gains or losses, incur financing costs or interest expense, or experience other events in 2021 that could cause actual results to vary materially from this guidance.

Strategic Collaborations and Commercial Expansion

Sientra Health has partnered with Butterfly to promote Butterfly iQ+ into their plastic surgery market. The partnership was launched at The Aesthetics Meeting and we believe it will allow Butterfly to reach a specialized market segment through an experienced partner.

Butterfly iQ Vet is designed to address a need for accessibility, affordability, and capability in the veterinary market. Butterfly is investing in a dedicated veterinary team to commercialize, market, and scale the iQ Vet solution to transform animal health.

Conference Call

A conference call to review the first quarter 2021 financial results is scheduled for May 13, 2021 at 8:30 AM Eastern Time. Interested parties may access the conference call by dialing (844) 558-0160 (U.S.) or (236) 714-3222 (International) and referencing Conference ID 5883063. Additionally, a link to a live webcast of the call will be available in the Investor Relations section of Butterfly's website at Butterfly Network, Inc. - Events & Presentations - Events

About Butterfly Network, Inc.

Founded by Dr. Jonathan Rothberg in 2011, and recently listed on the New York Stock Exchange through a business combination with Longview Acquisition Corp., Butterfly created the world's first handheld, single probe whole-body ultrasound system using semiconductor technology, the Butterfly iQ. Butterfly’s mission is to democratize medical imaging and contribute to the aspiration of global health equity, making high-quality ultrasound affordable, easy-to-use, globally accessible, and intelligently connected, including for the 4.7 billion people around the world lacking access to ultrasound. Through its proprietary Ultrasound-on-Chip™ technology, Butterfly is paving the way for earlier detection and remote management of health conditions around the world. The Butterfly iQ can be purchased by healthcare practitioners in the United States, Australia, Austria, Belgium, Canada, Denmark, Finland, France, Germany, Ireland, Italy, the Netherlands, New Zealand, Norway, Poland, Portugal, Spain, Sweden, Switzerland, and the United Kingdom. Butterfly iQ is a prescription device intended for trained and qualified healthcare professionals only.

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States of America (“GAAP”), the Company provides additional financial metrics that are not prepared in accordance with GAAP (“non-GAAP”). The non-GAAP financial measures included in this press release are EBITDA, Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin. The Company presents non-GAAP financial measures in order to assist readers of its consolidated financial statements in understanding the core operating results that its management uses to evaluate the business and for financial planning purposes. The Company’s non-GAAP financial measures, EBITDA, Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin, provide an additional tool for investors to use in comparing our financial performance over multiple periods.

EBITDA, Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin are key performance measures that the Company’s management uses to assess our operating performance. These non-GAAP measures facilitate internal comparisons of the Company’s operating performance on a more consistent basis. The Company uses these performance measures for business planning purposes and forecasting. The Company believes that EBITDA, Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin enhance an investor’s understanding of the Company’s financial performance as they are useful in assessing its operating performance from period-to-period by excluding certain items that the Company believes are not representative of its core business.

EBITDA, Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin may not be comparable to similarly titled measures of other companies because they may not calculate these measures in the same manner. EBITDA, Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin are not prepared in accordance with GAAP and should not be considered in isolation of, or as an alternative to, measures prepared in accordance with GAAP. When evaluating the Company’s performance, you should consider EBITDA, Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin alongside other financial performance measures prepared in accordance with GAAP, including net loss, gross profit and gross margin.

The non-GAAP financial measures do not replace the presentation of the Company’s GAAP financial results and should only be used as a supplement to, not as a substitute for, the Company’s financial results presented in accordance with GAAP. In this press release, the Company has provided a reconciliation of EBITDA and Adjusted EBITDA to net loss, Adjusted gross profit to gross profit, and Adjusted gross margin to gross margin, the most directly comparable GAAP financial measures. A reconciliation of EBITDA, Adjusted EBITDA, Adjusted gross profit and Adjusted gross margin to corresponding GAAP measures is not available on a forward-looking basis because the Company is unable to predict with reasonable certainty the non-cash component of employee compensation expense, changes in its working capital needs, variances in its supply chain, the impact of earnings or charges resulting from matters the Company considers not to be reflective, on a recurring basis, of its ongoing operations, and other such items without unreasonable effort. These items are uncertain, depend on various factors, and could be material to the Company’s results computed in accordance with GAAP. Management strongly encourages investors to review the Company’s financial statements and publicly-filed reports in their entirety and not rely on any single financial measure.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company’s expectations with respect to financial results, future performance, development of products and services, potential regulatory approvals, anticipated financial impacts and other effects of the Company’s business combination on its business, and the size and potential growth of current or future markets for its products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company’s control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company’s business; the ability to recognize the anticipated benefits of the business combination; the Company’s ability to grow and manage growth profitably; the success, cost and timing of the Company’s product and service development activities; the potential attributes and benefits of the Company’s products and services; the Company’s ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company’s ability to identify, in-license or acquire additional technology; the Company’s ability to maintain its existing license, manufacture, supply and distribution agreements; the Company’s ability to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently marketing or developing; changes in applicable laws or regulations; the size and growth potential of the markets for the Company’s products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company’s products and services and reimbursement for medical procedures conducted using its products and services; the Company’s estimates regarding expenses, revenue, capital requirements and needs for additional financing; the Company’s financial performance; the Company’s ability to raise financing in the future; and other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions you not to place undue reliance upon any forward-looking statements, which speak only as of the date of this press release. The Company does not undertake or accept any obligation or undertake to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Contacts:

Investors
Agnes Lee
650.677.9138
alee@butterflynetinc.com

Media
media@butterflynetwork.com

BUTTERFLY NETWORK, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$18,850	$60,206
Marketable securities	526,441	—
Accounts receivable, net	5,237	5,752
Inventories	36,128	25,805
Current portion of vendor advances	9,170	2,571
Prepaid expenses and other current assets	9,358	2,998
Total current assets	$605,184	$97,332
Property and equipment, net	7,254	6,870
Non-current portion of vendor advances	32,535	37,390
Other non-current assets	2,505	5,599
Total assets	$647,478	$147,191
Liabilities, convertible preferred stock and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$5,268	$16,400
Deferred revenue, current	9,548	8,443
Accrued purchase commitments, current	22,890	22,890
Accrued expenses and other current liabilities	14,666	21,962
Total current liabilities	$52,372	$69,695
Deferred revenue, non-current	4,014	2,790
Convertible debt	—	49,528
Loan payable	—	4,366
Warrant liabilities	133,214	—
Accrued purchase commitments, non-current	19,660	19,660
Other non-current liabilities	2,055	2,146
Total liabilities	$211,315	$148,185

Convertible preferred stock	—	360,937

Total stockholders’ equity (deficit)	$436,163	$(361,931)
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$647,478	$147,191

BUTTERFLY NETWORK, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except shares and per share amounts)

	Three months ended March 31,
	2021	2020
Revenue:
Product	$9,595	$7,209
Subscription	2,848	1,461
Total revenue	$12,443	$8,670
Cost of revenue:
Product	5,648	9,262
Subscription	379	244
Total cost of revenue	$6,027	$9,506
Gross Profit	$6,416	$(836)
Gross Margin	51.6%	(9.6)%

Operating expenses:
Research and development	$15,716	$12,516
Sales and marketing	9,808	5,915
General and administrative	34,640	5,242
Total operating expenses	60,164	23,673
Loss from operations	$(53,748)	$(24,509)
Interest income	$239	$199
Interest expense	(638)	(5)
Change in fair value of warrant liabilities	54,112	—
Other income (expense), net	(631)	(29)
Loss before provision for income taxes	$(666)	$(24,344)
Provision for income taxes	24	10
Net loss and comprehensive loss	$(690)	$(24,354)
Net loss per common share attributable to common stockholders, basic and diluted	(0.01)	(4.07)
Weighted-average shares used to compute net loss per share attributable to common stockholders, basic and diluted	105,916,706	5,979,232

BUTTERFLY NETWORK, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

EBITDA and Adjusted EBITDA

	Three months ended March 31,
	2021	2020
Net loss	(690)	(24,354)
Add:
Interest income	(239)	(199)
Interest expense	638	5
Change in fair value of warrant liabilities	(54,112)	—
Other expense, net	631	29
Provision for income taxes	24	10
Depreciation and amortization	458	285
EBITDA	(53,290)	(24,224)
Stock based compensation	20,298	2,683
Executive transition costs	5,398	—
Warranty liability policy change	(560)	—
Transaction costs	1,653	—
Adjusted EBITDA	(26,501)	(21,541)

BUTTERFLY NETWORK, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(In thousands)

(Unaudited)

Gross Profit and Adjusted Gross Profit

	Three months ended March 31,
	2021	2020
Revenue	$12,443	$8,670
Cost of revenue	6,027	9,506
Gross profit	$6,416	$(836)
Gross margin	51.6%	(9.6)%
Add:
Depreciation and amortization	89	22
Warranty liability policy change	(560)	—
Adjusted gross profit	$5,946	$(814)
Adjusted gross margin	47.8%	(9.4)%

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